                                                            [SEAL]
NEW BULLETIN                                 BUILDING AND FINANCING THE AMERICAN
                                                  DREAM-Registered Trademark-


                                                           M.D.C. HOLDINGS, INC.
FOR IMMEDIATE RELEASE                             3600 SOUTH YOSEMITE, SUITE 900
WEDNESDAY, JANUARY 14, 1998                               DENVER, COLORADO 80237

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Contacts:  Paris G. Reese III                       Daniel S. Japha
           Chief Financial Officer                  Director, Investor Relations
           (303) 804-7706                           (303) 804-7730
           (Financial Information)                  (General Information)


                            MDC HOLDINGS ANNOUNCES
                        RECORD HOME ORDERS AND BACKLOG,
                             HIGHER HOME CLOSINGS
                                     AND
                                DEBT ISSUANCE


     DENVER, Wednesday, January 14, 1998 - M.D.C. Holdings, Inc. (NYSE/PSE: MDC) today announced home orders, closings and backlog for the three months and year ended December 31, 1997. The Company received 5,769 orders for homes in 1997, representing the highest annual level of orders in the Company's history and a 14% increase over the 5,049 orders for homes in 1996. These improved orders were achieved despite a 10% decrease in the number of active subdivisions to 137 in December 1997 from December 1996. The Company received orders for 1,370 homes for the quarter ended December 31, 1997, an improvement of 36% over the 1,009 orders received for the same period in 1996. The fourth quarter 1997 year-over-year increase is attributable to improved home orders in each of the Company's markets except Northern California, with particular strength in Phoenix (up 84%), Colorado (up 45%), Tucson (up 34%) and the Mid-Atlantic (up 32%). MDC closed 1,431 and 5,223 homes, respectively, for the three months and year ended December 31, 1997, compared with 1,368 and 4,974 homes closed for the same respective periods in 1996. The Company's strong 1997 fourth quarter home orders contributed to a record year-end backlog level at December 31, 1997 of 2,032 units, 37% higher than the backlog of 1,486 units at December 31, 1996.

     The Company also announced today that it plans to file with the Securities and Exchange Commission a preliminary Prospectus Supplement for a proposed public offering of $175,000,000 of senior unsecured notes. The notes will be senior obligations of M.D.C. Holdings, Inc. and will rank equally with its other senior unsecured indebtedness. The Company intends to use the proceeds of the offering principally to refinance its outstanding 11-1/8% senior notes. The managing underwriters for the offering are Salomon Smith Barney, Morgan Stanley Dean Witter and SBC Warburg Dillon Read Inc.


                                    -more-

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            [SEAL]
BUILDING AND FINANCING THE AMERICAN
   DREAM-Registered Trademark-

M.D.C. HOLDINGS, INC.
Page 2


     The notes will be issued pursuant to an effective "shelf" registration statement and are being offered by means of the Prospectus included in the registration statement and the related Prospectus Supplement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities of the Company, nor shall there by any sale of the notes in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

     MDC is one of the largest homebuilders in the United States, building homes under the name "Richmond American Homes" and providing mortgage financing, primarily for MDC's home buyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in metropolitan Denver; among the top five builders in Riverside County, California, Northern Virginia, suburban Maryland, Tucson and Colorado Springs; among the top ten homebuilders in Phoenix; and has a growing presence in Orange, Los Angeles, San Bernardino, Ventura and San Diego Counties, California and Las Vegas.
The Company also builds homes in the San Francisco Bay area.


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